Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Oceanhawk Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Rights included as part of the unit	(1)	Other	13,964,285	$0.00	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the rights included as part of the units	(2)	457(o)	1,026,785	10.00	10,267,850.00	0.0001381	1,418.00
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right	(3)	457(o)	23,000,000	10.00	230,000,000.00		31,763.00
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(4)	Other	23,000,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Rights included as part of the unit	(5)	Other	3,285,715	0.00	0.00		0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying the rights included as part of the units	(6)	457(o)	3,285,715	$10.00	$32,857,143.00		$4,537.57

Total Offering Amounts:							$273,124,993.00		37,718.57
Total Fees Previously Paid:									36,300.57
Total Fee Offsets:									1,418.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Price is $215,624,993.00.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Fee is $29,777.81.
(2)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Price is $215,624,993.00.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Fee is $29,777.81.
(3)	Estimated solely for the purpose of calculating the registration fee.

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 428,572 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Units being registered has been reduced from 23,000,000 to 17,250,000.

With the reduction in the Units being registered from 23,000,000 to 17,250,000, the price is reduced from $230,000,000 to $172,500,000.

With the reduction in the Units being registered from 23,000,000 to 17,250,000, the fee due is reduced from $31,763 to $23,822.25.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Price is $215,624,993.00.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Fee is $29,777.81.
(4)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

Class A ordinary shares included as part of the units being registered has been reduced from 23,000,000 to 17,250,000.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Price is $215,624,993.00.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Fee is $29,777.81.
(5)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Price is $215,624,993.00.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Fee is $29,777.81.
(6)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Price is $215,624,993.00.

With the reduction in the Units being registered from 23,000,000 to 17,250,000 and the increase in the Class A ordinary shares underlying the rights included as part of the units, the Total Offering Amounts Fee is $29,777.81.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-294512	03/23/2026		$1,418.00	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right		$	$
Fee Offset Sources	Oceanhawk Acquisition Corp.		S-1	333-294512		03/23/2026							36,300.57

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Explanation of the basis for claimed offset:

(1)	A fee of $36,300.57 was previously paid in connection with the filing of Oceanhawk Acquisition Corp. Registration Statement on Form S-1 (No. 333-294512) on March 23, 2026 (the “Initial Registration Statement”), of which $36,300.57 remains unused. A portion of this is used to offset (a) the $23,822.25 of fees due for the registration of 17,250,000 Units, consisting of one Class A ordinary share, $0.0001 par value, and one right and (b) the $4,537.57 of fees dues for the registration of the Class A ordinary shares underlying the rights included as part of the units. $1,418.00 of the remaining $7,940.75 from the Initial Registration Statement payment shall be used to offset the $1,418.00 payment due with respect to the increase in the Class A ordinary shares underlying the rights included as part of the units being registered as part of this filing.